SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement             |X| Definitive Proxy Statement
|_| Definitive Additional Materials         |_| Soliciting Materials Pursuant to
|_| Confidential, for use of the Commission     240.14a-11(c) or 240.14a-12
    Only (as permitted by Rule 14a-6(e)(2))

                          GRAND COURT LIFESTYLES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:_____

      2)    Aggregate number of securities to which transaction applies:________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):
            ____________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:____________________

      5)    Total fee paid:_____________________________________________________

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:_____________________________________________

      2)    Form, Schedule or Registration Statement No:________________________

      3)    Filing Party:_______________________________________________________

      4)    Date Filed:_________________________________________________________

                          GRAND COURT LIFESTYLES, INC.

John Luciani
Chairman of the Board and Chief Executive Officer

                                                                   July 30, 1999

To All Grand Court Stockholders:

      I cordially invite you to attend the Annual Meeting of Stockholders which will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on Tuesday, August 31, 1999 at 10:00 a.m., local time.

      The annual election of directors will take place at the Meeting. Personal information about the nominees for the Board of Directors as well as information about the functions of the Board and its committees are contained in the Proxy Statement.

      Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to complete, sign, date and mail the accompanying form of Proxy in the enclosed envelope provided for that purpose to which no postage need be affixed if mailed in the United States whether or not you expect to attend the Meeting in person. The Proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Meeting. The prompt return of the Proxy will be of assistance in preparing for the Meeting and your cooperation in this respect will be greatly appreciated.

      Please read the formal notice of the Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your Proxy in the enclosed envelope. Your vote is important, and the management of Grand Court Lifestyles, Inc. appreciates the cooperation of stockholders in directing proxies to vote at the Meeting.

                                                Sincerely,


                                                JOHN LUCIANI,
                                                Chairman of the Board and Chief
                                                Executive Officer

                          GRAND COURT LIFESTYLES, INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

To the Stockholders of Grand Court Lifestyles, Inc.:

      The Annual Meeting of Stockholders of Grand Court Lifestyles, Inc., a Delaware corporation (the "Company"), will be held on August 31, 1999 at 10:00 a.m., local time, at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, to consider and act upon the following:

            1. To elect all six directors to serve for a term of one year and until their successors shall have been duly elected and qualified; and

            2. To transact such other business as may properly come before the Meeting and any adjournments thereof.

      Stockholders of record at the close of business on July 23, 1999, which is the record date for the Meeting, are entitled to receive notice of, and to vote at, the Meeting and at any adjournment thereof. A Proxy and a Proxy Statement for the Meeting are enclosed.

      All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors of the Company, to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may revoke their Proxies and vote their shares in person.

                                              By Order of the Board of Directors


                                              KEITH MARLOWE
                                              Secretary

Date: July 30, 1999

--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

--------------------------------------------------------------------------------

                          GRAND COURT LIFESTYLES, INC.

                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 31, 1999

                              --------------------

                                     GENERAL

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Grand Court Lifestyles, Inc., a Delaware corporation (the "Company"). These proxies will be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on August 31, 1999 at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

      The principal executive offices of the Company are located at 2650 N. Military Trail, Suite 350, Boca Raton, Florida 33431. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is July 30, 1999.

                       VOTING SECURITIES AND VOTE REQUIRED

      Stockholders of record as of the close of business on July 23, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof. As of the Record Date, there was only one class of voting securities of the Company outstanding, that being Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming a quorum is present, the nominees for director receiving a plurality of the votes cast at the Meeting shall be elected.

      With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect except that votes withheld will be counted toward determining the presence of a quorum for the transaction of business.

      Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except the election of directors. With respect to proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker "non-vote" will have no effect on the outcome of any other proposals. The treatment of abstentions and broker "non-votes" is consistent with applicable Delaware law and the Company's By-Laws.

      As of the Record Date, 17,601,800 shares of the Company's Common Stock were outstanding and entitled to vote at the meeting.

                                VOTING OF PROXIES

      Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, whether or not the stockholder attends in person. When the enclosed form of Proxy is properly signed, dated and returned, the shares represented will be voted by the persons named as Proxies in accordance with the stockholder's direction. If no direction is indicated, the shares will be voted as recommended by the Board of Directors. The enclosed Proxy confers discretionary authority to vote with respect to the transaction of such other business of a procedural nature or incidental to the Meeting as may properly come before the Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote Proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment. Any stockholder executing a form of Proxy may revoke that Proxy or may submit a revised form of Proxy at any time before it is voted. A stockholder may also vote by ballot at the Meeting, thereby canceling any Proxy previously returned.

                          SECURITY OWNERSHIP OF CERTAIN
               BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information as of July 23, 1999 concerning (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) the ownership interest of each director and executive officer of the Company listed in the compensation table and (iii) the cumulative ownership interest of all directors and executive officers of the Company as a group.

   Name and Address of                                     Amount and Nature of    Percent of
    Beneficial Owners                  Status                Beneficial Owner      Class (1)
    -----------------                  ------                ----------------      ---------
John Luciani                Chairman of the Board and        6,826,970 shares        38.79%
                            Chief Executive Officer

Bernard M. Rodin            Chief Operating Officer,         6,826,970 shares        38.79%
                            Chief Financial Officer,
                            President and Director

John W. Luciani III         Executive Vice President         10,000 shares(2)         0.06%
                            and Director

Dorian Luciani              Senior Vice President -          10,000 shares(2)         0.06%
                            Acquisitions and
                            Construction

Paul Jawin                  General Counsel and              10,000 shares(2)         0.06%
                            Senior Vice President

All directors and
officers as a group                                        13,708,940 shares(3)      77.64%

George Batchelor
P.O. Box 523223
Miami, Florida 33152                                       1,200,000 shares(4)        6.82%

(1) Based upon 17,601,800 shares of common stock outstanding on July 23, 1999. Percentage ownership is calculated separately for each person or group on the basis of the actual number of outstanding shares as of such date, and assumes the exercise of certain stock options held by such person or group (but not by anyone else) exercisable within sixty days of July 23, 1999.

(2)   Includes presently exercisable options to purchase 10,000 shares.
(3)   Includes presently exercisable options to purchase 55,000 shares.
(4) In a statement dated June 16, 1999, filed with the Securities and Exchange Commission on Schedule 13G under the Securities Exchange Act of 1934, Mr. Batchelor indicated that he had sole power to vote or direct the vote of and sole power to dispose or direct the disposition of 1,200,000 shares of the Common Stock of the Company. On that Schedule 13G, Mr. Batchelor also indicated that such 1,200,000 shares does not include shares of Common Stock as to which he disclaims beneficial ownership.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      There are six members of the Board of Directors of the Company, with the one-year term of office of each director expiring at the meeting of stockholders each year, upon the election and qualification of a successor director. The term of office of all six directors will expire at the Meeting. The Directors will be elected to serve for a term of one year or until their successors shall have been elected and qualified.

      The Company's By-Laws provide for six members of the Board of Directors. There were no vacancies as of the Record Date.

      Proxies may not be voted for a greater number of persons than the six nominees named. Unless otherwise indicated, all proxies received will be voted in favor of the election to the Board of Directors of the nominees named below. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereby will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors. The nominees for director receiving a plurality of the votes cast at the Meeting shall be elected. Shares represented by Proxy as to which authority to vote for the named nominee is properly "withheld" will not be counted either "for" or "against" in determining a plurality for such nominee.

      The following table lists the names of the directors and the nominees for Director, their ages, their current positions with the Company and the expiration date of their term as director of the Company.

           Name                        Age    Current Position
           ----                        ---    ----------------

           John Luciani..............   67    Chairman of the Board of
                                              Directors and Chief
                                              Executive Officer
           Bernard M. Rodin..........   69    Director, Chief Operating Officer,
                                              Chief Financial Officer and
                                              President
           John W. Luciani III.......   46    Director and Executive Vice
                                              President
           Sidney Dworkin............   78    Director
           Walter Feldesman..........   81    Director
           Leslie E. Goodman.........   56    Director

      JOHN LUCIANI, Chief Executive Officer and Chairman of the Board of Directors since January 1996, founded the earliest predecessor of the Company in 1969 with Bernard M. Rodin and has been engaged in a number of business activities and investments since 1952. Commencing in 1960, he entered into the real estate development and construction business, concentrating initially on the development, construction and sale of residential high-rise apartment buildings and single-family homes and subsequently on the acquisition and development of multi-family rental housing complexes. Since 1986, he has concentrated on the acquisition, development and financing of senior living communities for the elderly. Mr. Luciani was a general partner of three partnerships that owned multi-family properties, but withdrew as a general partner prior to the filing in 1996 by these partnerships of petitions under Chapter 11 of the U.S. Bankruptcy Code.

      BERNARD M. RODIN, Chief Operating Officer, Chief Financial Officer, President and Director since October, 1998, has been engaged, since the formation of the earliest predecessor of the Company in 1969 with John Luciani, in the financing of property acquisitions by arranging for the sale of partnership interests and in property management. This activity initially focused on the Company's multi-family housing portfolio and, since 1986, on the Company's senior living communities. Mr. Rodin has a bachelor of science degree from the City University of New York. Mr. Rodin is a certified public accountant and was actively engaged in the practice of public accounting prior to 1969. Mr. Rodin was a general partner of three partnerships that owned multi-family properties, but withdrew as a general partner prior to the filing in 1996 by these partnerships of petitions under Chapter 11 of the U.S. Bankruptcy Code.

      JOHN W. LUCIANI III, Executive Vice President and Director since June, 1996, a son of John Luciani, joined the Company in 1975 and initially was involved in the management and operations of the Company's multi-family housing portfolio. Mr. Luciani is presently involved in the acquisition of existing senior living communities and the daily operation of the Company's senior living portfolio. Mr. Luciani graduated from Fairleigh Dickinson University with a bachelor of science degree in Accounting and a master of business administration degree in Finance. He is an active member of the American Seniors Housing Association (ASHA).

      SIDNEY DWORKIN, Director since June, 1998. Mr. Dworkin was one of the founders and served as President for 25 years and Chairman of the Board of Revco D.S., Inc. until October 1987. Mr. Dworkin currently serves as a member of the Board of Directors of Crager Industries, Inc., Comtrex Systems, Inc., CCA Industries, Northern Technologies International Inc., Viragen Inc. and Novapet Inc. He is also the owner and Chairman of the Board of Advanced Modular Systems, Inc., a privately-held manufacturer of modular buildings. His experience ranges across a multitude of industries including, among others, pharmaceuticals, computer hardware and software, modular housing and consumer products.

      WALTER FELDESMAN, Director since June, 1996, has been Of Counsel to the law firm of Baer Marks & Upham LLP since March 1993 and for more than five years prior thereto was a partner of Summit, Rovins and Feldesman. Mr. Feldesman is currently a Director and Chairman of the Audit Committee of Sterling Bancorp and a Director of its subsidiary, Sterling National Bank & Trust Co. Mr. Feldesman is a member of the National Institute on Financial Services for Elders, the National Academy of Elder Law Attorneys, the American Association of Homes for the Aging, the National Council on the Aging and American Society on Aging. Mr. Feldesman is also special counsel on elderlaw to United Senior Health Cooperative. He has authored an article entitled "Long-Term Care Insurance Helps Preserve an Estate," and a published work entitled the "Dictionary of Eldercare Terminology." He has written two other books, "New Medicare Choices" which was published in February, 1998 and Home Care which is expected to be published in July, 1999. Mr. Feldesman has a bachelor's degree in economics from New York University. Mr. Feldesman earned an LLB from Harvard Law School.

      LESLIE E. GOODMAN, Director since June, 1996, has been Executive Vice President of The Eagle Group since January 1998. Until December 1996 Mr. Goodman was the Area President for the North Jersey Region for First Union National Bank and a Senior Executive Vice President of First Union Corporation. From September 1990 through January 1994, he served as President and Chief Executive Officer of First Fidelity Bank, N.A., New Jersey. From January 1994 to December 1995, Mr. Goodman served as a Senior Executive Vice President and a Director of First Fidelity Bank, National Association until it was merged into First Union. From January 1990 until December 1995, he also served as Senior Executive Vice President, member of the Office of the Chairman and a Director of First Fidelity Bancorporation. He is a member of the Board of Directors and Chairman of the Audit Committee of Wawa Inc., a member of the Board of Directors of Tear Drop Golf Company, Inc. and a director of Admiralty Bank Corporation. In addition, Mr. Goodman is a member of the Board of Trustees of Rutgers University and Hackensack University Medical Center.

                        BOARD OF DIRECTORS AND COMMITTEES

      There were eleven (11) meetings of the Board of Directors of the Company held during the last fiscal year. All current directors attended at least 75% of the total number of meetings of the Board which occurred during the period in which the director was a member of the Board and all committee meetings of the Board on which the director served which occurred during the period in which the director was a member of the committee.

      The Board of Directors has standing Compensation and Audit Committees. The Company does not have a standing nominating committee.

      The members of the Compensation Committee are Messrs. John Luciani, Walter Feldesman, Leslie E. Goodman and Sidney Dworkin. The principal function of the Compensation Committee is to review current and proposed employment arrangements with existing and prospective senior employees and the administration of the 1996 Stock Option and Performance Award Plan (the "Plan"). In administering the Plan, the Compensation Committee's principal function is to select the employees, consultants and directors to whom options will be granted, determine the number, terms and conditions of options to be granted to any such employee, consultant or director when options are to be granted, and establish rules and regulations for the administration of the plan. During the fiscal year ended January 31, 1999, the Compensation Committee met on one occasion.

      The members of the Audit Committee are Messrs. Rodin, Feldesman, Goodman and Dworkin. The Audit Committee's principal functions are (i) to consider matters relating to the administration and audit of the Company's accounts and its financial affairs; (ii) to supervise the Company's relationship with its independent auditors; (iii) to recommend the appointment of independent auditors; and (iv) to meet with Company personnel as it deems appropriate to carry out its functions. During the fiscal year ended January 31, 1999, the Audit Committee met on two occasions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Information supplied herein is as of April 30, 1999 or from February 1, 1998 through April 30, 1999. Such amounts would not materially change to the date hereof.

      Messrs. Luciani and Rodin, the Chairman of the Board and President of the Company, respectively, and entities controlled by them serve as general partners (with interests ranging between 1% and 2%) of partnerships directly and indirectly owning multi-family properties and on account of such general partner status have personal liability for recourse partnership obligations and own small equity ownership interests in the partnerships. The Company holds (i) notes, aggregating $100.9 million, net of deferred income, as of April 30, 1999, that are secured by the limited partnership interests in such partnerships and
(ii) other partnership receivables aggregating $60.7 million from such partnerships at April 30, 1999. Messrs. Luciani and Rodin have provided personal guarantees for certain of the Company's debt, and the obligations thereunder may continue. The aggregate amount of such debt personally guaranteed by each of Messrs. Luciani and Rodin is approximately $14.6 million as of April 30, 1999. In addition, Messrs. Luciani and Rodin and certain employees will devote a limited portion of their time to overseeing the third-party managers of multi-family properties in which the Company has financial interests in that it holds the related purchase notes, but in which Messrs. Luciani and Rodin have equity interests and the Company does not.

      Since February 1, 1998 and through April 30, 1999, the Company paid to Francine Rodin, the wife of Bernard M. Rodin, the Company's Chief Operating Officer, Chief Financial Officer, President and a Director, $174,558 as fees for introducing to the Company broker/dealers that have assisted the Company in its syndications of partnership interests and in placing other securities offered by the Company. Mrs. Rodin will receive a fee with respect to any future sales through such broker/dealers of such syndicated partnership interests and other securities offered by the Company.

      Walter Feldesman, a Director of the Company, is Of Counsel to the law firm of Baer Marks & Upham LLP, which acts as counsel to the Company from time to time. In addition, Mr. Feldesman is a director of Sterling National Bank & Trust Co. which has entered into a revolving credit agreement with the Company which permits the Company to borrow up to $8,000,000, of which $2,644,835 was outstanding at April 30, 1999.

      Michele R. Jawin, the daughter of Mr. Rodin and wife of Paul Jawin, the Company's General Counsel and a Senior Vice President, is Of Counsel to Thelen Reid & Priest LLP, which acts as securities counsel to the Company. Dorian Luciani, a son of John Luciani, is the Company's Senior Vice President - Acquisitions & Construction; and Deborah Luciani, a daughter of John Luciani, is a Senior Vice President - New Business Development & Finance of the Company.

      George Batchelor is a beneficial owner of more than 5% of the Company's Common Stock. Since February 1, 1998 and through April 30, 1999 the following transactions occurred between Mr. Batchelor and the Company: (i) the Company borrowed $39.3 million (at stated interest rates ranging from 12% to 15%) from Mr. Batchelor, and repaid $30.2 million of principal amounts of loans and paid $9.1 million of interest and other loan fees to Mr. Batchelor, (ii) the Company sold to Mr. Batchelor controlling interests in eight multi-family owning partnerships for an aggregate consideration of $12.0 million of which $5.0 million was in cash and the remaining $7.0 million was in the form of a note on which the Company has received principal and interest in the amount of $281,314,
(iii) the Company entered into four joint venture arrangements in which it sold a 50% interest in each of four development communities to Mr. Batchelor for an aggregate consideration of $20.0 million, and (iv) the Company sold to Mr. Batchelor investments in multi-family syndications for an aggregate consideration of $239,425.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

      The following table lists the directors, officers and beneficial owners of more than 10% of the outstanding Common Stock (each a "Reporting Person") that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, the number of late reports, the number of transactions that were not reported on a timely basis and any known failure to file a required Form by each Reporting Person:


                                                    No. of Transactions     Failure to File
                               No. of Late Reports  Not Timely Reported      Required Form
                               -------------------  -------------------      -------------
John Luciani                            1                    1                     0

Bernard Rodin                           1                    1                     0

John W. Luciani III                     0                    1                     1

Sidney Dworkin                          2                    1                     0

Leslie Goodman                          1                    0                     0

Dorian Luciani                          0                    1                     1

Paul Jawin                              0                    1                     1

Edward J. Glatz                         0                    1                     1

Deborah Luciani                         0                    1                     1

Catherine V. Merlino                    0                    1                     1

Keith Marlowe                           0                    1                     1

      Except as set forth above, the Company believes that during the fiscal year ended January 31, 1999, its executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

      The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers information concerning compensation accrued for services to the Company in all capacities during fiscal 1996, 1997 and 1998, respectively.

                           Summary Compensation Table

                                                                                Long-Term
                                                                              Compensation
                                                                                 Awards
                                                     Annual Compensation       Securities
                                                           Salary          Underlying Options          All Other
Name and Principal Position               Year                ($)                   (#)               Compensation
---------------------------               ----                ---                   ---               ------------
John Luciani, Chairman of the Board      Fiscal
and Chief Executive Officer(1)            1996            $500,000                  -                  $ 497,000

                                         Fiscal
                                          1997            $600,000                  -                  $1,566,000

                                         Fiscal
                                          1998            $600,000                  -                      -

Bernard M. Rodin, Chief Operating        Fiscal
Officer, Chief Financial Officer,         1996            $500,000                  -                  $ 497,000
President and Director(1)

                                         Fiscal
                                          1997            $600,000                  -                  $1,566,000

                                         Fiscal
                                          1998            $600,000                  -                      -

John W. Luciani, III, Executive          Fiscal
Vice President and Director               1996            $350,000                  -                      -

                                         Fiscal
                                          1997            $353,846                  -                      -

                                         Fiscal
                                          1998            $375,000               50,000                    -

Dorian Luciani, Senior Vice              Fiscal
President - Acquisitions and              1996            $350,000                  -                      -
Construction

                                         Fiscal
                                          1997            $353,846                  -                      -

                                         Fiscal
                                          1998            $375,000               50,000                    -

Paul Jawin, General Counsel and          Fiscal
Senior Vice President                     1996            $325,000                  -                      -

                                         Fiscal
                                          1997            $344,327                  -                      -

                                         Fiscal
                                          1998            $365,000               50,000                    -

(1) Messrs. Luciani and Rodin received dividends and distributions from the Company's predecessors but did not receive salaries. As of April 1, 1996 a salary for each of Messrs. Luciani and Rodin was established at the rate of $600,000 per year. In fiscal 1996 such officers also received $397,000 each as a dividend and $100,000 each for the period from February 1, 1996 until April 1, 1996, which was in the form of a dividend but which is classified as officers' compensation for financial statement purposes. In January 1998, such officers received a non-cash distribution for the release of previously assigned collateral of $1,566,000 each.

Grants and Exercises of Stock Options

      The following table sets forth certain information with respect to stock options granted during fiscal 1998 to the executive officers of the Company listed in the Summary Compensation Table. The table also discloses the gain or "spread" that would be realized if the options granted were exercised on the expiration date assuming the Company's stock price had appreciated by the percentage levels indicated annually from the market price on the date of grant.

Individual Grants

                           Number of                                                         Potential Realized
                           Securities         % of Total                                  Value at Assumed Annual
                           Underlying       Options Granted     Exercise                    Rates of Stock Price
                        Options Granted     to Employees in      Price       Expiration   Appreciation for Option
        Name                (#) (1)           Fiscal Year       $/share         Date               Term ($)
        ----                -------           -----------       -------         ----               --------
                                                                                                5%        10%
                                                                                                --        ---

John  W. Luciani III         50,000             10.53%           8. 50        11/18/08       267,280       677,341

Dorian Lucian                50,000             10.53%            8.50        11/18/08       267,280       677,341

Paul Jawin                   50,000             10.53%            8.50        11/18/08       267,280       677,341

(1) As of January 31, 1999, options to acquire 475,000 shares had been granted under the plan with an exercise price of $8.50 per share. 20% of such options vested immediately and 20% will vest each year thereafter for the next four years. Such options expire November 18, 2008.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

      The following table sets forth outstanding stock options held by the executive officers of the Company listed in the Summary Compensation Table at January 31, 1999.

                                 Number of Securities                                Value of Unexercised
                                 Underlying Exercised                                In-The-Money Options
                              Options at Fiscal Year End                              at Fiscal Year End

                    Shares Acquired  Value Received
       Name         on Exercise (#)        ($)        Exercisable     Unexercisable      Exercisable      Unexercisable
       ----         ---------------        ---        -----------     -------------      -----------      -------------
John W. Luciani III        0                0            10,000           40,000              0                 0

Dorian Luciani             0                0            10,000           40,000              0                 0

Paul Jawin                 0                0            10,000           40,000              0                 0

Employment Agreements of Executive Officers

      The Company has no employment agreements with its executive officers.

Compensation Committee Interlocks and Insider Participation

      The Board of Directors established a Compensation Committee in June 1996. The Compensation Committee currently consists of Messrs. Luciani, Feldesman, Goodman and Dworkin. None of the executive officers of the Company currently serves on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions. For a description of transactions between the Company and members of the Compensation Committee or their affiliates, see "Certain Relationships and Related Transactions."

Director Compensation

      The Company pays each Director who is not an employee of the Company $500.00 per telephonic Board meeting attended and $1,000.00 per Board meeting personally attended. All Directors are reimbursed by the Company for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities related to service on, the Board of Directors or any Board Committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation committee has prepared the following report on the Company's policies with respect to the compensation of executive officers for fiscal 1998. The compensation committee makes all decisions on compensation of the Company's executive officers. The compensation committee consists of John Luciani, Chief Executive Officer of the Company and Sidney Dworkin, Leslie E. Goodman and Walter Feldesman, who are non-employee directors. Mr. Goodman is the chairman of the committee.

Compensation Of Executive Officers

      The Company's compensation policies are designed to enable the Company to
(i) attract, motivate and retain experienced and qualified executives, and (ii) relate the compensation of employees to the success of the Company and the creation of shareholder value. The compensation committee reviews the Company's executive officer compensation program annually to ensure that the compensation paid to the Company's executive officers is consistent with the Company's business strategy, corporate culture, and operating performance. Although a number of factors may be considered in determining each executive's compensation package, including various corporate and individual performance measures, no specific quantitative formula is used in making compensation decisions. The compensation committee also relies on the recommendations of the Chief Executive Officer in matters relating to the individual performance of the other executive officers because they believe that the Chief Executive Officer is most qualified to make this assessment. Executive compensation generally consists of two components: base salary and long-term incentive awards.

      Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent. Base salaries are reviewed annually by the compensation committee.

      Stock options are considered an effective long-term incentive because gains are linked to increases in the stock value, which in turn provides stockholder gains. The full benefit of the stock options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of the stock price. On November 17, 1998, the compensation committee granted to certain of the Company's employees stock options to purchase an aggregate of 475,000 shares, with options to purchase 275,000 of these shares being granted to the Company's executive officers. These options were granted at an exercise price equal to the market price of the common stock at the date of the grant. The options vested 20% on the date of the grant and the remainder vest in equal portions over a four- year period, and are exercisable within ten years from the date of the grant. The committee believes that the four-year vesting period and fair market value pricing encourage the Company's officers to focus on the long-term success of the Company.

      Other Benefits

      The Company has established the Grand Court Lifestyles, Inc. Retirement Savings Plan (the "401(k) Plan") for all employees of the Company that meet minimum employment criteria. The 401(k) Plan provides that participants may defer up to 15% of the eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company does not make matching contributions to the 401(k) Plan. Employees' contributions vest immediately.

      CEO's Compensation

      In establishing the compensation of John Luciani, the Company's Chief Executive Officer, the Compensation Committee (with Mr. Luciani abstaining) utilized the same compensation policies applicable to executive officers in general. In fiscal 1998, Mr. Luciani received a salary of $600,000. Mr. Luciani and Mr. Bernard M. Rodin own substantial percentages of the Company's Common Stock. In view of their substantial holdings, they have not been awarded stock options.

      Limitations On the Deductibility Of Compensation

      Section 162(m) of the Internal Revenue Code generally disallows a corporate deduction for compensation over $1.0 million paid to the company's chief executive officer and any of the four other most highly compensated officers. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. The Company's stock option plan is structured to qualify options granted thereunder as performance-based compensation under Section 162(m). For fiscal 1999, the Compensation Committee does not contemplate that there will be any such nondeductible compensation.

                                    Compensation Committee

                                    Sidney Dworkin
                                    Walter Feldesman
                                    Leslie E. Goodman
                                    John Luciani

Performance Graph

      Displayed below is a graph which compares the cumulative total stockholder returns (including reinvestment of dividends) from the period from March 18, 1998 (the date of the initial public offering of the Company's Common Stock) through January 31, 1999 on an investment of $100 in (i) the Company's Common Stock, (ii) the Russell 2000 Index (an index of small capitalization companies), and (iii) the MG Industry Group Index 523 (long-term care facilities). Stockholders are advised that historical results are not necessarily indicative of future performance.

                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG GRAND COURT LIFESTYLES, INC.,
                   RUSSELL 2000 INDEX AND MG GROUP INDEX 523

  [The following table was depicted as a line chart in the printed material.]

                                 3/16/98  4/30/98   7/31/98   10/31/98   1/31/99

GRAND COURT LIFESTYLES, INC.      100.00    99.40     95.24      79.46     83.63
MG GROUP INDEX                    100.00   100.00     78.68      64.10     57.34
RUSSELL 2000 INDEX                100.00   100.55     87.62      79.24     89.43

                     ASSUMES $100 INVESTED ON MAR. 16, 1998
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING JAN. 31, 1999

                                    AUDITORS

      The Company's independent public auditors are BDO Seidman, LLP, New York, New York. A representative of BDO Seidman, LLP will be present at the Meeting and available to respond to appropriate questions and, in addition, such representative will be given an opportunity to make a statement at the Meeting if the representative desires. At a meeting held on October 6, 1998, the Board of Directors of the Company approved the engagement of BDO Seidman, LLP as its independent auditors to replace Deloitte & Touche LLP, who were dismissed as auditors of the Company effective October 6, 1998. The members of the Company's Audit Committee approved the change. The reports of Deloitte & Touche LLP on the Company's financial statements for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audits of the Company's financial statements for each of the two fiscal years ended January 31, 1997 and 1998, and in the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report.

                                  ANNUAL REPORT

      All stockholders of record as of July 23, 1999 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended January 31, 1999 (the "Annual Report") which contains audited financial statements of the Company. If a stockholder has not received a copy of the Annual Report, a copy of the Annual Report may be requested by writing to Investor Relations, Grand Court Lifestyles, Inc., 2650 N. Military Trail, Suite 350, Boca Raton, Florida 33431.

                              STOCKHOLDER PROPOSALS

      If a stockholder intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders and seeks to have the proposal included in the Company's Proxy Statement relating to that meeting, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company no later than the close of business on April 1, 2000. If a stockholder wishes to present a matter at the 2000 Annual Meeting of Stockholders that is outside of the processes of Rule 14a-8, the Company must receive notice of such matter on or before June 15, 2000. After that date, the proposal will be considered untimely and the Company's Proxies will have discretionary voting authority with respect to such matter. Any proposals, as well as any related questions, should be directed to the Secretary of the Company.

                                  MISCELLANEOUS

      The Company will bear all of the costs of solicitation of proxies. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

      It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                             By Order of the Board of Directors


                                             KEITH MARLOWE
                                             Secretary

Date: July 30, 1999
                                       13

                          GRAND COURT LIFESTYLES, INC.
                Annual Meeting of Stockholders--August 31, 1999

The undersigned hereby appoints Paul Jawin and Keith Marlowe, and each of them, proxies with powers of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Grand Court Lifestyles, Inc. (the "Company") that the undersigned would be entitled to vote at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on August 31, 1999, and at any adjournment or postponement thereof, upon the matters set forth in the Notice of the Meeting as stated below. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting.

      The undersigned acknowledges receipt of Notice of the Meeting and the accompanying Proxy Statement and Annual Report.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.
                 THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 1:

      1. Election of Directors for all nominees (except as marked to the contrary)

              |_| FOR                            |_| WITHHOLD AUTHORITY

                  The nominees of the Board of Directors are:

       Sidney Dworkin, Leslie E. Goodman, Walter Feldesman, John Luciani,
                    John Luciani, III and Bernard M. Rodin.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------
                         (Continued and to be signed and dated on reverse side.)

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy, when properly executed and returned, will be voted "FOR" Proposal 1.

      Please mark, date, sign and promptly return this proxy in the accompanying envelope. No postage is required if mailed within the United States.


                                   Dated:_________________________________, 1999

                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Signature

                                   Please sign here exactly as your name
                                   appears on this card. If the stock is
                                   registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corpora